As filed with the Securities and Exchange Commission on February 11, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under
the Securities Act of 1933

EAGLE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	20-8179278
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

50 Tice Boulevard, Suite 315

Woodcliff Lake, NJ
(201) 326-5300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott Tarriff

Chief Executive Officer

Eagle Pharmaceuticals, Inc.

50 Tice Boulevard, Suite 315

Woodcliff Lake, NJ 07677

(201) 326-5300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Marc Recht, Esq. Miguel J. Vega, Esq. Cooley LLP 500 Boylston Street, 14th Floor Boston, MA 02116 (617) 937-2300	Christopher Lueking, Esq. Latham & Watkins LLP 233 S. Wacker Drive Willis Tower, Suite 5800 Chicago, IL 60606 (312) 876-7700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-192984)

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐		Accelerated filer ☐
Non-accelerated filer ☒	(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, $0.001 par value per share	19,167	$15.00	$287,505	$38

(1)          Includes 2,500 additional shares that may be purchased pursuant to an over-allotment option granted to the underwriters.

(2)          The Registrant is registering 19,167 shares pursuant to this Registration Statement, which shares are in addition to the 3,833,333 shares registered pursuant to the Form S-1 Registration Statement (Registration No. 333-192984).

(3)          Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION OF
CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 relates to the public offering of common stock of Eagle Pharmaceuticals, Inc. contemplated by the Registration Statement on Form S-1 (File No. 333-192984), as amended (the “Prior Registration Statement”), declared effective on February 11, 2014 by the Securities and Exchange Commission, and is filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, solely to increase the number of shares to be offered in the public offering by 19,167 shares, including 2,500 shares that may be sold pursuant to an over-allotment option granted to the underwriters. The contents of the Prior Registration Statement, including all exhibits thereto, are hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodcliff Lake, State of New Jersey, on the 11th day of February, 2014.

Eagle Pharmaceuticals, Inc.

By:	/s/ Scott Tarriff
Scott Tarriff President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SCOTT TARRIFF	President, Chief Executive Officer and	February 11, 2014
Scott Tarriff	Member of the Board of Directors (Principal Executive Officer)

/s/ DAVID E. RIGGS	Chief Financial Officer	February 11, 2014
David E. Riggs	(Principal Financial and Accounting Officer)

*
Jay Moorin	Chairman of the Board of Directors	February 11, 2014

*
Steven Ratoff	Member of the Board of Directors	February 11, 2014

*
Sander Flaum	Member of the Board of Directors	February 11, 2014

*
Michael Graves	Member of the Board of Directors	February 11, 2014

*
Alain Schreiber	Member of the Board of Directors	February 11, 2014

*Pursuant to Power of Attorney

By:	/s/ SCOTT TARRIFF
Scott Tarriff
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Document
5.1	Opinion of Cooley LLP.
23.1	Consent of BDO USA, LLP, an Independent Registered Public Accounting Firm
23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.
24.1(a)	Power of Attorney.

(a)                                 Included on the signature page of Registration Statement on Form S-1 (File No. 333-192984), filed with the Securities and Exchange Commission on December 20, 2013, and incorporated herein by reference.